                                                                     Exhibit 3.1


                               State of Delaware
                                                                          PAGE 1
                       Office of the Secretary of State

                       --------------------------------



     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF "HAHT COMMERCE, INC.", FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF JUNE, A.D. 2000, AT 9 O'CLOCK A.M.

     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.












                                            /s/ Edward J. Freel
                                            -----------------------------------
                                            Edward J. Freel, Secretary of State


3237838   8100           [SEAL]             AUTHENTICATION:  0533072

001333728                                             DATE:  06-29-00

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 06/29/2000
                                                         001333728 - 3237838

                         CERTIFICATE OF INCORPORATION

                                      OF

                              HAHT COMMERCE, INC.

     I.   NAME. The name of the corporation (the "Corporation") is HAHT
          ----
Commerce, Inc.

     II.  INCORPORATOR. The name and address of the incorporator are as follows:
          ------------
Donald R. Reynolds, Esq., 4101 Lake Boone Trail, Suite 300, Raleigh, North Carolina 27607.

     III. REGISTERED OFFICE. The street and mailing address and county of the
          -------------------
registered office of the Corporation is 15 East North Street, in the City of Dover, County of Kent, zip code 19901.

     IV.  REGISTERED AGENT. The name of the registered agent is Incorporating
          ----------------
Services, Ltd.

     V.   AUTHORIZATION OF STOCK. The classes of shares and aggregate number of
          ----------------------
shares of capital stock, all of which have a par value of $0.001 per share, that the Corporation shall be authorized to issue are as follows:

          Class                Number
          -----                ------
          Common              84,000,000
          Preferred           62,955,940

     The Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is authorized from time to time to designate by resolution one or more series of Preferred Stock, each with the powers, preferences and rights, and relative participation, optional or other special rights, and qualifications, limitations or restrictions thereof as shall be permitted by Delaware law and this Certificate of Incorporation (the "Certificate"), and subject to any requirements of this Certificate, to fix or alter the number of shares comprising any such series and the designation thereof.

     VI.  DESIGNATION OF SERIES. There is hereby designated a Series A
          ---------------------
Convertible Preferred Stock (the "Series A Preferred Stock"), consisting of one million (1,000,000) shares, a Series B Convertible Preferred Stock (the "Series B Preferred Stock"), consisting of three million two hundred fifty-eight thousand two hundred (3,258,200) shares, a Series C Convertible Preferred Stock (the "Series C Preferred Stock"), consisting of three million thirty-nine thousand one hundred fifty-six (3,039,156) shares, a Series C-1 Convertible Preferred Stock (the "Series C-1 Preferred Stock"), consisting of five million (5,000,000) shares, a Series D Convertible Stock (the "Series D Preferred Stock"), consisting of eighteen million (18,000,000) shares and a Series E Convertible Preferred Stock (the "Series E Preferred Stock"), consisting of consisting of twenty-seven million six hundred fifty-eight thousand five hundred eighty-four (27,658,584) shares. Together, the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock, the Series C-1 Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock are hereinafter referred to as the "Preferred Stock," and shall have the following preferences, voting powers, qualifications, restrictions, special or relative rights and privileges in respect of the authorized capital stock of the
Corporation:

     1.   Voting.
          ------

          1A.  General. Except as may be otherwise provided in these Articles or
               -------
by law, the Preferred Stock shall vote together with all other classes and series of stock of the Corporation as a single class on all actions to be taken by the shareholders of the Corporation. Each holder of record of shares of Preferred Stock shall be entitled to such number of votes on each such action as shall equal the number of shares of Common Stock into which the shares of Preferred Stock then held by such holder are then convertible. Fractional votes by the holders of Preferred Stock shall not, however, be permitted, and any fractional voting rights resulting from the above formula (after aggregating all shares into which shares of Preferred Stock held by each holder could be converted) shall be rounded to the nearest whole number.

          1B.  Board Size. The Corporation shall not, without the written
               ----------
consent or affirmative vote of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a separate class, given in writing or by vote at a meeting, increase the maximum number of directors constituting the Board of Directors to a number in excess of nine.

          1C.  Board Seats.
               -----------

               (a) So long as at least 250,000 shares of Series A Preferred Stock are outstanding, the holders of the Series A Preferred Stock, voting as a separate series, shall be entitled to elect one (1) member (the "Series A Director") of the Corporation's Board of Directors. The Series A Director shall be such person, if any, who has received a plurality vote of the holders of the Series A Preferred Stock, voting as a separate series. At any meeting (or in a unanimous written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the unanimous written consent) of the holders of a majority of the shares of the Series A Preferred Stock then outstanding shall constitute a quorum of the Series A Preferred Stock for the election of directors to be elected solely by the holders of the Series A Preferred Stock. A vacancy in any directorship elected by the holders of the Series A Preferred Stock pursuant to this subparagraph III.1C(a) shall be filled only by vote or written consent of the holders of the Series A Preferred Stock.

               (b) So long as at least 814,550 shares of Series B Preferred Stock are outstanding, the holders of the Series B Preferred Stock, voting as a separate series, shall be entitled to elect (1) member (the "Series B Director") of the Corporation's Board of Directors. The Series B Director shall be such person, if any, who has received a plurality vote of the holders of the Series B Preferred Stock, voting as a separate series. At any meeting (or in a unanimous written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the unanimous written consent) of the holders of a majority of the shares of the Series B Preferred Stock then outstanding shall constitute a quorum of the Series B Preferred Stock for the election of directors to be elected solely by the holders of the Series B Preferred Stock. A vacancy in any directorship elected by the holders of the Series B Preferred Stock pursuant to this subparagraph III.1C(b) shall be filled only by vote or written consent of the holders of the Series B Preferred Stock.

               (c) So long as at least 759,789 shares of Series C Preferred Stock are outstanding, the holders of the Series C Preferred Stock, voting as a separate series, shall be entitled to elect (1) member (the "Series C Director") of the Corporation's Board of Directors. The Series C Director shall be such person, if any, who has received a plurality vote of the holders of the Series C Preferred Stock, voting as a separate series. At any meeting (or in a unanimous written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the unanimous written consent) of the holders of a majority of the shares of the Series C Preferred Stock then outstanding shall constitute a quorum of the Series C Preferred Stock for the election of directors to be elected solely by the holders of the Series C Preferred Stock. A vacancy in any directorship elected by the holders of the Series C Preferred Stock pursuant to this subparagraph III.1C(c) shall be filled only by vote or written consent of the holders of the Series C Preferred Stock.

               (d) So long as at least 2,500,000 shares of Series D Preferred Stock are outstanding, the holders of the Series D Preferred Stock, voting separately as a series, shall be entitled to elect (1) member (the "Series D Director") of the Corporation's Board of Directors. The Series D Director shall be such person, if any, who has received a plurality vote of the holders of the Series D Preferred Stock, voting as a separate series. At any meeting (or in a unanimous written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the unanimous written consent) of the holders of a majority of the shares of the Series D Preferred Stock then outstanding shall constitute a quorum of the Series D Preferred Stock for the election of directors to be elected solely by the holders of the Series D Preferred Stock. A vacancy in any directorship elected by the holders of the Series D Preferred Stock pursuant to this subparagraph III.1C(d) shall be filled only by vote or written consent of the holders of the Series D Preferred Stock.

               (e) So long as at least 2,691,066 shares of Series E Preferred Stock are outstanding, the holders of the Series E Preferred Stock, voting together as a separate series, shall be entitled to elect one (1) member (the "Series E Director") of the Corporation's Board of Directors. The Series E Director shall be such person, if any, who has received a plurality vote of the holders of the Series E Preferred Stock, voting as a separate series. At any meeting (or in a unanimous written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the unanimous written consent) of the holders of a majority of the shares of the Series E Preferred Stock then outstanding shall constitute a quorum of the Series E Preferred Stock for the election of directors to be elected solely by the holders of the Series E Preferred Stock. A vacancy in any directorship elected by the holders of the Series E Preferred Stock pursuant to this subparagraph III.1C(e) shall be filled only by vote or written consent of the holders of the Series E Preferred Stock.

               (f) So long as shares of Common Stock are outstanding, the holders of the Common Stock, voting as a separate class, shall be entitled to elect one (1) member (the "Common Director") of the Corporation's Board of Directors. The Common Director shall be such person, if any, who has received a plurality vote of the holders of the Common Stock, voting as a separate class. At any meeting (or in a unanimous written consent in lieu thereof) held for the purpose of electing directors, the presence in person or by proxy (or the unanimous written consent) of the holders of a majority of the shares of the Common Stock then outstanding shall constitute a quorum of the Common Stock for the election of directors to be elected solely by the holders of the Common Stock. A vacancy in any directorship elected by the holders of the Common Stock pursuant to this subparagraph III.1C(f) shall be filled only by vote or written consent of the holders of the Common Stock.

               (g) The holders of the Preferred Stock and the Common Stock, voting together as a single class, shall be entitled to elect all other directors of the Corporation.

               (h) Notwithstanding anything to the contrary in these Articles, if the Corporation fails or refuses, for any reason or for no reason, to redeem on a Redemption Date (as defined in Paragraph III.6) the required number of the then outstanding shares of the Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock in accordance with the terms and provisions of Paragraph III.6, the holders of the Series B Preferred Stock, Series C Preferred Stock, Series C-1 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock, voting together as a separate class, shall be entitled to elect a majority of the directors of the Corporation.

          2.   Dividends. The holders of the Preferred Stock shall be entitled
               ---------
to receive, out of funds legally available therefor, dividends at the same rate as dividends (other than dividends paid in additional shares of Common Stock) are paid with respect to the Common Stock (treating each share of Preferred Stock as being equal to the number of shares of Common Stock (including fractions of a share) into which each share of Preferred Stock is then convertible).

          3.   Liquidation.
               -----------

               (a) In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation, the assets of the Corporation legally available for distribution to its shareholders, whether from capital, surplus or earnings, shall be distributed in the following order of priority:

                    (i) The holders of Series E Preferred Stock shall be entitled to receive, prior and in preference to any distribution to the holders of any other capital stock of the Corporation, including the Series A, Series B, Series C, Series C-1, or Series D Preferred Stock or Common Stock, an amount per share equal to the Series E Original Issuance Price plus, in addition, an amount equal to any dividends declared but unpaid on such Series E Preferred Stock. If the assets of the Corporation available for distribution to the holders of such Series E Preferred Stock shall be insufficient to permit the payment to the holders of Series E Preferred Stock of their full preferential amount as set forth in this subparagraph III.3(a)(i), then the assets of the Corporation shall be distributed ratably among the holders of the Series E Preferred Stock in proportion to the respective amounts that would be payable to the holders of Series E Preferred Stock in respect of the shares of Series E Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares of Series E Preferred Stock were paid in full.

                    (ii) After distribution to the holders of Series E Preferred Stock of the full preferential amount set forth in subparagraph III.3(a)(i) hereof, the holders of Series B, Series C, Series C-1 and Series D Preferred Stock shall be entitled to receive, prior and in preference to any distribution to the holders of any Series A Preferred Stock or Common Stock, an amount per share equal to the respective Original Issuance Prices of such Series B, Series C, Series C-1 and Series D Preferred Stock plus, in addition, an amount equal to any dividends declared but unpaid on such Series B, Series C, Series C-1 and Series D Preferred Stock. If the assets of the Corporation available for distribution to the holders of such Series B, Series C, Series C-1 and Series D Preferred Stock shall be insufficient to permit the payment to the holders of such series of Preferred Stock of their full preferential amount as set forth in this subparagraph III.3(a)(ii), then the remaining assets of the Corporation shall be distributed ratably among the holders of shares of Series B, Series C, Series C-1 and Series D Preferred Stock in proportion to the respective amounts that would be payable to the holders of Series B, Series C, Series C-1 and Series D Preferred Stock in respect of the shares of Series B, Series C, Series C-1 and Series D Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares of Series B, Series C, Series C-1 and Series D Preferred Stock were paid in full.

                    (iii) After distribution to the holders of Series E Preferred Stock of the full preferential amount set forth in subparagraph III.3(a)(i) hereof and after distribution to the holders of Series B, Series C, Series C-1 and Series D of the full preferential amounts set forth in subparagraph III.3(a)(ii) hereof, the holders of the Series A, Series B, Series C, Series C-1, Series D and Series E Preferred Stock and the holders of Common Stock shall be entitled to receive, on a pro rata basis (assuming for this purpose that each holder of shares of Series A, Series B, Series C, Series C-1, Series D and Series E Preferred Stock is a holder of the number of shares of Common Stock into which such shares of Series A, Series B, Series C, Series C-1, Series D and Series E Preferred Stock are then convertible), that portion of the remaining assets of the Corporation legally available for distribution, if any.

                    (iv) Notwithstanding the foregoing, in the event the Corporation effects, prior to the consummation of a transaction contemplated by subparagraph III.5P(a), either (a) any voluntary or involuntary liquidation, dissolution or winding-up of the Corporation or (b) any Company Sale Event (as defined in subparagraph III.3(c) below), whether or not deemed a liquidation, dissolution or winding up, the holders of Series E Preferred Stock shall be entitled to receive in respect of each share of Series E Preferred Stock held by such holder, prior to and in preference to any distribution under subparagraph III.3(a) to any other holders of capital stock, an amount equal to the greater of (i) twice the Series E Original Issue Price or (ii) the amount to be received by the holders of Series E Preferred Stock under subparagraphs III.3(a)(i) and III.3(a)(iii). In such event, holders of Series E Preferred

Stock shall not be entitled to any remaining assets, if any, distributed pursuant to subparagraph III.3(a)(i) or III.3(a)(iii).

                    (v) The "Series A Original Issuance Price," the "Series B Original Issuance Price," the "Series C Original Issuance Price," the "Series C-1 Original Issuance Price," the "Series D Original Issuance Price" and the "Series E Original Issues Price" shall be $.20, $.5218, $1.66, $0.527, $0.80 and $0.929, respectively (subject to adjustment for stock splits, combinations and the like).

               (b) Written notice of such liquidation, dissolution or winding up, stating a payment date, the amount of the liquidation payments and the place where said liquidation payments shall be payable, shall be delivered in person or by courier, mailed by certified or registered mail, return receipt requested or sent by facsimile, telecopier or telex, not less than twenty (20) days prior to the payment date stated therein, to the holders of record of the Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

               (c) The direct or indirect consolidation or merger of the Corporation into or with any other entity or entities which results in the exchange of outstanding shares of the Corporation for securities or other consideration issued or paid or caused to be issued or paid by any such entity or affiliate thereof (other than a merger solely to reincorporate the Corporation in a different jurisdiction), the reorganization or reclassification of the capital stock of the Corporation, and the sale, transfer or other disposition by the Corporation of all or substantially all its assets or capital stock (each such event, a "Company Sale Event"), shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of the provisions of this Paragraph III.3, unless the Corporation's shareholders of record, as constituted immediately prior to such consolidation, merger, reorganization or reclassification hold at least 50% of the voting power of the surviving or acquiring corporation or entity.

               (d) In the event of any merger, consolidation, reorganization, reclassification or sale of assets contemplated under subparagraph III.3(c) above, if the consideration received by the Corporation is other than cash, its value will be deemed its fair market value. The value of any securities received by the Corporation pursuant to any such merger, consolidation or sale of assets shall be determined as follows:

                    (i) Securities not subject to investment letter or other similar restrictions on free marketability:

                         (A)  If traded on a securities exchange or through the
Nasdaq National Market, the value shall be deemed to be the average of the closing prices of the securities on such exchange or the Nasdaq National Market, as the case may be, over the thirty-day period ending three (3) days prior to the closing;

                         (B)  If actively traded over-the-counter, the value
shall be deemed to be the average of the closing bid or sale prices (whichever is applicable) over the thirty-day period ending three (3) days prior to the closing; and

                         (C)  If there is no active public market, the value
shall be the fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of Preferred Stock. If the Corporation and such holders are not able to mutually agree on the value, the value shall be determined by an accounting firm of national reputation, and the determination of such accounting firm shall be final and binding on the Corporation and the holders of Preferred Stock.

                    (ii) The method of valuation of securities subject to investment letter or other restrictions on free marketability (other than restrictions arising solely by virtue of a shareholder's status as an affiliate or former affiliate) shall be to make an appropriate discount from the market value determined as provided above in subparagraph III.3(d)(i)(A), (B) or (C) to reflect the approximately fair market value thereof, as mutually determined by the Corporation and the holders of at least a majority of the voting power of all then outstanding shares of such Preferred Stock. If the Corporation and such holders are not able to mutually agree on the value, the value shall be determined by an accounting firm of national reputation, and the determination of such accounting firm shall be final and binding on the Corporation and the holders of Preferred Stock.

          4.    Restrictions.
                ------------

                (a) At any time when shares of Series B, Series C, Series C-1, Series D or Series E Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by these Articles, and in addition to any other vote required by law or these Articles, without the approval of the holders of at least two-thirds of the then outstanding shares of Series B, Series C, Series C-1, Series D and Series E Preferred Stock, given in writing or by vote at a meeting, with the Series B, Series C, Series C-1, Series D and Series E Preferred Stock consenting or voting (as the case may be) together as a single class, the Corporation will not:

                    (i) Purchase or set aside any sums for the purchase of, or pay any dividend or make any distribution on, any shares of stock other than the Series B, Series C, Series C-1, Series D or Series E Preferred Stock, except for
(i) dividends or other distributions payable on the Common Stock solely in the form of additional shares of Common Stock, and (ii) the purchase of shares of Common Stock from former employees of the Corporation who acquired such shares directly from the Corporation, if each such purchase is made pursuant to contractual rights held by the Corporation and in accordance with the terms of the documents providing for such rights: provided, however, that the purchase
                                         --------  -------
price of such shares does not exceed the original issue price;

                    (ii) Create or authorize the creation of any additional class or series of shares of stock unless the same ranks junior to the Series B, Series C, Series C-1, Series D and Series E Preferred Stock as to redemption rights and as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or increase the authorized amount of the Series B, Series C, Series C-1, Series D or Series E Preferred Stock or increase the authorized amount of any additional class or series of shares of stock unless the same ranks junior to the Series B, Series C, Series C-1, Series D or Series E Preferred Stock as to redemption rights and as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, or create or authorize any obligation or security convertible into shares of Series B, Series C, Series C-1, Series D and Series E Preferred Stock or into shares of any other class or series of stock unless the same ranks junior to the Series B, Series C, Series C-1, Series D and Series E Preferred Stock as to the distribution of assets on the liquidation, dissolution or winding up of the Corporation, whether any such creation, authorization or increase shall be by means of amendment to these Articles or by merger, consolidation or otherwise; or

                    (iii) Redeem or otherwise acquire any shares of Series B, Series C, Series C-1, Series D or Series E Preferred Stock except as expressly authorized in Paragraph III.6 or pursuant to a purchase offer made pro rata to all holders of the shares of Series B, Series C, Series C-1, Series D and Series E Preferred Stock then held by each such holder; or

                    (iv) Consent to any liquidation, dissolution, recapitalization, reorganization or winding up of the Corporation or consolidate or merge (other than a merger solely to reincorporate the corporation in a different jurisdiction) into or with any other entity, or entities or abandon, transfer or otherwise dispose of all or substantially all of the Corporation's assets, or effect any other transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Corporation is disposed of, provided, however, that this Section III.4(a)(iv) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Corporation.

               (b) At any time when shares of Series B Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by these Articles, and in addition to any other vote required by law or these Articles, without the approval of the holders of at least a majority of the then outstanding shares of Series B Preferred Stock Preferred Stock given in writing or by vote at a meeting, with the Series B Preferred Stock Preferred Stock consenting or voting (as the case may be) as a separate class, the Corporation will not:

                    (i) Amend, alter or repeal these Articles or the Corporation's by-laws if the effect would be detrimental or adverse to the holders of the Series B Preferred Stock Preferred Stock; or

                    (ii) Amend, alter or repeal the designations or the powers, preferences or rights, privileges or restrictions of the Series B Preferred Stock.

               (c) At any time when shares of Series C Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by these Articles, and in addition to any other vote required by law or these Articles, without the approval of the holders of at least a majority of the then outstanding shares of Series C Preferred Stock given in writing or by vote at a meeting, with the Series C Preferred Stock consenting or voting (as the case may be) as a separate class, the Corporation will not:

                    (i) Amend, alter or repeal these Articles or the Corporation's by-laws if the effect would be detrimental or adverse to the holders of the Series C Preferred Stock; or

                    (ii) Amend, alter or repeal the designations or the powers, preferences or rights, privileges or restrictions of the Series C Preferred Stock.

               (d) At any time when shares of Series C-1 Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by these Articles, and in addition to any other vote required by law or these Articles, without the approval of the holders of at least a majority of the then outstanding shares of Series C-1 Preferred Stock given in writing or by vote at a meeting, with the Series C-1 Preferred Stock consenting or voting (as the case may be) as a separate class, the Corporation will not:

                    (i) Amend, alter or repeal these Articles or the Corporation's by-laws if the effect would be detrimental or adverse to the holders of the Series C-1 Preferred Stock; or

                    (ii) Amend, alter or repeal the designations or the powers, preferences or rights, privileges or restrictions of the Series C-1 Preferred Stock.

               (e) At any time when shares of Series D Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by these Articles, and in addition to any other vote required by law or these Articles, without the approval of the holders of at least a majority of the then outstanding shares of Series D Preferred Stock, given in writing or by vote at a meeting, with the Series D Preferred Stock consenting or voting (as the case may be) together as a separate class, the Corporation will not:

                    (i) Amend, alter or repeal these Articles or the Corporation's by-laws if the effect would be detrimental or adverse to the holders of the Series D Preferred Stock; or

                    (ii) Amend, alter or repeal the designations or the powers, preferences or rights, privileges or restrictions of the Series D Preferred Stock.

               (f) At any time when shares of Series E Preferred Stock are outstanding, except where the vote or written consent of the holders of a greater number of shares of the Corporation is required by law or by these Articles, and in addition to any other vote required by law or these Articles, without the approval of the holders of at least two-thirds of the then outstanding shares of Series E Preferred Stock, given in writing or by vote at a meeting, with the Series E Preferred Stock consenting or voting (as the case may be) together as a separate class, the Corporation will not:

                    (i) Amend, alter or repeal these Articles or the Corporation's by-laws if the effect would be detrimental or adverse to the holders of the Series E Preferred Stock;

                    (ii) Amend, alter or repeal the designations or the powers, preferences or rights, privileges or restrictions of the Series E Preferred Stock;

                    (iii) Create or authorize the creation of any additional class or series of shares of stock, unless the same ranks junior to the Series E Preferred Stock as to redemption rights and as to the distribution of assets upon the liquidation, dissolution or winding up of the Corporation; or

                    (iv) Increase the number of authorized shares of Series E Preferred Stock.

          5.   Conversions. The holders of shares of Preferred Stock shall have
               -----------
the following conversion rights:

          5A.  Right to Convert.
               ----------------

               (a) Subject to the terms and conditions of this Paragraph III.5, the holder of any share of any series of Preferred Stock shall have the right, at its option at any time on or prior to the fifth day prior to the Redemption Date, if any, as may have been fixed in any Redemption Notice with respect to the Preferred Stock, to convert any shares of such Preferred Stock (except that upon any liquidation of the Corporation the right of conversion shall terminate at the close of business on the business day fixed for payment of amounts distributable on the Preferred Stock) into such number of fully paid and nonassessable shares of Common Stock as is obtained by (i) multiplying the number of shares of the Preferred Stock to be so converted by the Original Issuance Price for such shares of Preferred Stock and (ii) dividing the result by the applicable Conversion Price for such series of Preferred Stock. Subject to adjustment as provided in Paragraph III.5, the "Series A Conversion Price," the "Series B Conversion Price," the "Series C Conversion Price," the "Series C-1 Conversion Price," the "Series D Conversion Price" and the "Series E Conversion Price" shall be $.20, $.5218, $1.66, $0.527, $0.80 and $0.929 per share, respectively (together the Series A Conversion Price, the Series B Conversion Price, the Series C Conversion Price, the Series C-1 Conversion Price, the Series D Conversion Price and the Series E Conversion Price shall be referred to as the "Conversion Prices").

               (b) In case an adjustment of any such Conversion Price has taken place pursuant to other provisions of this Paragraph III.5, then in each case such Conversion Price shall be the applicable Conversion Price as last adjusted and in effect at the date any share or shares of Preferred Stock are surrendered for conversion. Such rights of conversion shall be exercised by the holder thereof by giving written notice that the holder elects to convert a stated number of shares of Preferred Stock into Common Stock and by surrender of a certificate or certificates for the shares to be so converted by the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holders of the Preferred Stock) at any time during its usual business hours on the date set forth in such notice, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Common Stock will be issued.

          5B.  Issuance of Certificates; Time Conversion Effected. Promptly
               --------------------------------------------------
after the receipt of the written notice referred to in subparagraph III.5A and surrender of the certificate or certificates for the share or shares of Preferred Stock to be converted, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of whole shares of Common Stock issuable upon the conversion of such share or shares of Preferred Stock. To the extent permitted by law, such conversion shall be deemed to have been effected and the applicable Conversion Price shall be determined as of the close of business on the date on which such written notice shall have been received by the Corporation and the certificate or certificates for such share or shares shall have been surrendered as aforesaid, and at such time the rights of the holder of such share or shares of Preferred Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

          5C.  Fractional Shares; Dividends; Partial Conversion. No fractional
               ------------------------------------------------
shares shall be issued upon conversion of the Preferred Stock into Common Stock and no payment or adjustment shall be made upon any conversion on account of any cash dividends on the Common Stock issued upon such conversion. At the time of each conversion, the Corporation shall pay in cash an amount equal to all dividends, declared and unpaid on the shares of Preferred Stock surrendered for conversion to the date upon which such conversion is deemed to take place as provided in subparagraph III.5B. In case the number of shares of Preferred Stock represented by the certificate or certificates surrendered pursuant to subparagraph III.5A exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder, at the expense of the Corporation, a new certificate or certificates for the number of shares of Preferred Stock represented by the certificate or certificates surrendered which are not to be converted. If any fractional share of Common Stock would, except for the provisions of the first sentence of this subparagraph III.5C, be delivered upon such conversion, the Corporation, in lieu of delivering such fractional share, shall pay to the holder surrendering the Preferred Stock for conversion an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation.

          5D.  Adjustment of Price Upon Issuance of Common Stock. Except as
               -------------------------------------------------
provided in subparagraph III.5E, if and whenever the Corporation shall issue or sell, or is, in accordance with subparagraphs III.5D(l) through 5D(6), deemed to have issued or sold, after the filing date of these Articles (the "Filing Date") any shares of Common Stock including, without limitation, shares of Common Stock issued or issuable upon the exercise of rights or options as described in subparagraph III.5D(l) below or the conversion of Convertible Securities as described in subparagraph III.5D(2) below for a consideration per share which is less than the

Conversion Price in effect for the Series B Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock immediately prior to the time of such issue or sale, then:

               (a) if such issuance, sale or deemed sale or issuance is dilutive to the Series B Preferred Stock, then upon such issuance, sale or deemed sale or issuance, the Series B Conversion Price shall be reduced to the price determined by multiplying the then existing Series B Conversion Price by the fraction obtained by dividing (i) an amount equal to the sum of (x) the number of shares of Common Stock outstanding (the "Outstanding Common") immediately prior to such issue or sale multiplied by the then existing Series B Conversion Price, and (y) the number of shares of Common Stock which the consideration, if any, received by the Corporation upon such issue or sale would purchase at the Series B Conversion Price in effect immediately prior to such issue or sale, by (ii) the total number of shares of Outstanding Common immediately after such issue or sale;

               (b) if such issuance, sale or deemed sale or issuance is dilutive to the Series D Preferred Stock, then upon such issuance, sale or deemed sale or issuance, the Series D Conversion Price shall be reduced to the price determined by multiplying the then existing Series D Conversion Price by the fraction obtained by dividing (i) an amount equal to the sum of (x) the number of shares of Outstanding Common immediately prior to such issue or sale multiplied by the then existing Series D Conversion Price, and (y) the number of shares of Common Stock which the consideration, if any, received by the Corporation upon such issue or sale would purchase at the Series D Conversion Price in effect immediately prior to such issue or sale, by (ii) the total number of shares of Outstanding Common immediately after such issue or sale; and

               (c) if such issuance, sale or deemed sale or issuance is dilutive to the Series E Preferred Stock, then upon such issuance, sale or deemed sale or issuance, the Series E Conversion Price shall be reduced to the price determined by multiplying the then existing Series E Conversion Price by the fraction obtained by dividing (i) an amount equal to the sum of (x) the number of shares of Outstanding Common immediately prior to such issue or sale multiplied by the then existing Series E Conversion Price, and (y) the number of shares of Common Stock which the consideration, if any, received by the Corporation upon such issue or sale would purchase at the Series E Conversion Price in effect immediately prior to such issue or sale, by (ii) the total number of shares of Outstanding Common immediately after such issue or sale.

               For the purposes of the foregoing calculations, the term "Outstanding Common" shall include shares of Common Stock issuable upon conversion of the shares of Preferred Stock then outstanding and shares of Common Stock deemed issued pursuant to subparagraphs III.5(D)(1) and (2).

          For purposes of this subparagraph III.5D, the following subparagraphs III.5D(l) to 5D(6) shall also be applicable:

          5D(l)  Issuance of Rights or Options. In case at any time the
                 -----------------------------
Corporation shall in any manner grant (whether directly or by assumption in a merger or otherwise) any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called "Options" and such convertible or exchangeable stock or securities being called "Convertible Securities") whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable (the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities being determined by dividing (i) the total amount, if any, received or receivable by the Corporation as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such Options, plus, in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options), then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for the purposes of calculating an adjustment to the Conversion Prices of the Series B, Series D or Series E Preferred Stock. Except as otherwise provided in subparagraph III.5D(3), no adjustment of the Series B, Series D or Series E Conversion Prices shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

          5D(2) Issuance of Convertible Securities. In case the Corporation
                ----------------------------------
shall in any manner issue (whether directly or by assumption in a merger or otherwise) or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable (the price per share for which Common Stock is issuable upon such conversion or exchange being determined by dividing (i) the total amount received or receivable by the Corporation as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities), then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for the purposes of calculating an adjustment to the Conversion Prices of the Series B, Series D or Series E Preferred Stock, provided that (a) except as otherwise provided in subparagraph III.5D(3), no adjustment of the Series B, Series D or Series E Conversion Prices shall be made upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities and (b) if any such issue or sale of such Convertible Securities is made upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Series B, Series D or Series E Conversion Prices have been or are to be made pursuant to other provisions of this subparagraph III.5D, no further adjustment of the Series B, Series D or Series E Conversion Prices shall be made by reason of such issue or sale.

          5D(3) Change in Option Price - or Conversion Rate. Upon the happening
                -------------------------------------------
of any of the following events, namely, if the purchase price provided for in any Option referred to in subparagraph III.5D(l), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph III.5D(l) or 5D(2), or the rate at which Convertible Securities referred to in subparagraph III.5D(1) or 5D(2) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Series B, Series D or Series E Conversion Prices in effect at the time of such event shall forthwith be readjusted to the Series B, Series D or Series E Conversion Prices which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold, but only if as a result of such adjustment the Series B, Series D or Series E Conversion Price then in effect hereunder is thereby reduced; and on the termination of any such Option or any such right to convert or exchange such Convertible Securities, such Series B, Series D or Series E Conversion Prices then in effect hereunder shall forthwith be increased to the Series B, Series D or Series E Conversion Prices which would have been in effect at the time of such termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such termination, never been issued.

          5D(4) Stock Dividends. In case the Corporation shall declare a
                ---------------
dividend or make any other distribution upon any stock of the Corporation payable in Common Stock (except for dividends or distributions upon the Common Stock), Options or Convertible Securities, any Common Stock, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

          5D(5) Consideration for Stock. In case any shares of Common Stock,
                -----------------------
Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Corporation therefor, without deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Corporation shall be deemed to be the fair value of such consideration as determined in good faith by the Board of Directors of the Corporation, without deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Corporation in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Corporation, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the Board of Directors of the Corporation.

          5D(6) Record Date. In case the Corporation shall take a record of the
                -----------
holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (ii) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

          5E.   Certain Issues of Common Stock Excepted. Anything herein to the
                ---------------------------------------
contrary notwithstanding, the Corporation shall not be required to make any adjustment of the Series B, Series D or Series E Conversion Prices in the case of the issuance from and after the Filing Date of (a) Common Stock issued upon the conversion of the Preferred Stock, (b) up to an aggregate of 15,000,000 additional shares of Common Stock issued or issuable upon exercise of options to purchase Common Stock, including Common Stock issued or issuable upon exercise of options granted prior to the Filing Date (appropriately adjusted to reflect the occurrence of any event described in subparagraph III.5F) issued or issuable to directors, officers, employees or consultants of the Corporation in connection with their service as directors of the Corporation, their employment by the Corporation or their retention as consultants by the Corporation, plus such number of shares of Common Stock which are repurchased by the Corporation from such persons after such date pursuant to contractual rights held by the Corporation and at repurchase prices not exceeding the respective original purchase prices paid by such persons to the Corporation therefor, (c) capital stock, or warrants or options to purchase capital stock issued in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board of Directors of this Corporation, (d) capital stock, or options or warrants to purchase capital stock, issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions, the terms of which are approved by the Board of Directors of this Corporation, (e) shares of Series E Preferred Stock issued upon the exercise of (i) Series E Preferred Stock Warrants authorized for issuance as of the date of the filing of these Articles and (ii) the Series E Preferred Stock Warrants to be issued to Hambrecht & Quist LLC in connection with the Corporation's Series E Preferred Stock financing, (f) shares of Common Stock issued or issuable in a public offering prior to or in connection with which all outstanding shares of Series A, Series B, Series C, Series C-1, Series D and Series E Preferred Stock will be converted to Common Stock, and (g) Common Stock issued pursuant to a transaction described in subparagraph III.5F below.

          5F.   Subdivision or Combination of Common Stock. In case the
                ------------------------------------------
Corporation shall at any time subdivide (by any stock split, stock dividend or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Prices in effect immediately prior to such subdivision shall be proportionately reduced, and, conversely, in case the outstanding shares of Common Stock shall be combined into a smaller number of shares, the Conversion Prices in effect immediately prior to such combination shall be proportionately increased. In the case of any such subdivision, no further adjustment shall be made pursuant to subparagraph 5D(4) by reason thereof.

          5G.  Other Distributions. In the event the Corporation shall declare a
               -------------------
distribution payable in securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends) or options or rights not referred to in subparagraph III.5F, then, in each such case for the purpose of this subparagraph III.5G, the holders of the Preferred Stock shall be entitled to a proportionate share of any such distribution as though they were the holders of the number of shares of Common Stock into which their shares of Preferred Stock are convertible as of the record or other date fixed for the determination of the holders of Common Stock entitled to receive such distribution.

          5H.  Reorganization or Reclassification. If any capital reorganization
               ------------------------------------
or reclassification of the capital stock of the Corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock (other than a consolidation, merger, reorganization or reclassification deemed to be a liquidation, dissolution or winding up pursuant to subparagraph III.3(c)), then, as a condition of such reorganization or reclassification, lawful and adequate provisions shall be made whereby each holder of a share or shares of Preferred Stock shall thereupon have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the conversion of such share or shares of Preferred Stock, such shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore receivable upon such conversion had such reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of such holder to the end that the provisions hereof (including without limitation provisions for adjustments of the Conversion Prices) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of such conversion rights.

          5I.  Notice of Adjustment. Upon any adjustment of the Conversion
               --------------------
Prices, the Corporation shall give written notice thereof, by delivery in person, certified or registered mail, return receipt requested, facsimile, telecopier or telex, addressed to each holder of shares of Preferred Stock effected by such adjustment at the address of such holder as shown on the books of the Corporation, which notice shall state the Conversion Prices resulting from such adjustment, setting forth in reasonable detail the method upon which such calculation is based.

          5J.  Other Notices. In case at any time:
               -------------

               (a) the Corporation shall declare any dividend upon its Common Stock payable in cash or stock or make any other distribution to the holders of its Common Stock;

               (b)  the Corporation shall offer for subscription pro rata to the
                                                                 --- ----
holders of its Common Stock any additional shares of stock of any class or other rights:

               (c) there shall be any capital reorganization or reclassification of the capital stock of the Corporation, or a consolidation or merger of the Corporation with or into another entity or entities, or a sale, transfer or other disposition of all or substantially all its assets; or

               (d) there shall be a voluntary or involuntary, dissolution, liquidation or winding up of the Corporation;

then, in any one or more of said cases, the Corporation shall give, by delivery in person, certified or registered mail, return receipt requested, facsimile, telecopier or telex, addressed to each holder of any shares of Preferred Stock at the address of such holder as shown on the books of the Corporation, (a) at least twenty (20) days' prior written notice of the date on which the books of the Corporation shall close or a record shall be taken for such dividend, distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up and (b) in the case of any such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, at least twenty (20) days' prior written notice of the date when the same shall take place. Such notice in accordance with the foregoing clause (a) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Stock shall be entitled thereto and such notice in accordance with the foregoing clause (b) shall also specify the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, disposition, dissolution, liquidation or winding up, as the case may be.

          5K.  Stock to be Reserved. The Corporation will at all times reserve
               --------------------
and keep available out of its authorized Common Stock, solely for the purpose of issuance upon the conversion of Preferred Stock as herein provided, such number of shares of Common Stock as shall then be issuable upon the conversion of all outstanding shares of Preferred Stock. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation covenants that it will from time to time take all such action as may be requisite to assure that the par value per share of the Common Stock is at all times equal to or less than the lowest Conversion Prices in effect at the time. The Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirement of any national securities exchange upon which the Common Stock may be listed. The Corporation will not take any action which results in any adjustment of any of the Conversion Prices if the total number of shares of Common Stock issued and issuable after such action upon conversion of the Preferred Stock would exceed the total number of shares of Common Stock then authorized by these Articles.

          5L.  No Reissuance of Preferred Stock. Shares of Preferred Stock which
               --------------------------------
are converted into shares of Common Stock as provided herein shall not be reissued.

          5M.  Issue Tax. The issuance of certificates for shares of Common
               ---------
Stock upon conversion of Preferred Stock shall be made without charge to the holders thereof for any issuance tax in respect thereof, provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the holder of the Preferred Stock which is being converted.

          5N.  Closing of Books. The Corporation will at no time close its
               ----------------
transfer books against the transfer of any Preferred Stock or of any shares of Common Stock issued or issuable upon the conversion of any shares of Preferred Stock in any manner which interferes with the timely conversion of such Preferred Stock, except as may otherwise be required to comply with applicable securities laws.

          5O.  Definition of Common Stock. As used in this Paragraph III.5, the
               --------------------------
term "Common Stock" shall mean and include the Corporation's authorized Common Stock, no par value, as constituted on the date of filing of these Articles, and shall also include any capital stock of any class of the Corporation thereafter authorized which shall not be limited to a fixed sum or percentage in respect of the rights of the holders thereof to participate in dividends or in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; provided that the shares of Common Stock receivable upon conversion of shares of Preferred Stock shall include only shares designated as Common Stock of the Corporation on the date of filing of this instrument, or in case of any reorganization or reclassification of the outstanding shares thereof, the stock, securities or assets delivered in exchange for such Common Stock.

          5P.  Automatic Conversion.
               --------------------

               (a) If at any time the Corporation shall effect a firm commitment underwritten public offering of shares of Common Stock that is underwritten by a nationally recognized investment banking firm and in which the aggregate net proceeds to the Corporation shall be at least $30,000,000 and the initial public offering price of such shares is at least 2.5 times the Series E Original Issuance Price (appropriately adjusted to reflect the occurrence of any event described in Paragraph III.5F), then effective immediately prior to the closing of the sale of such shares by the Corporation pursuant to such public offering, all outstanding shares of Preferred Stock shall automatically convert to shares of Common Stock on the basis set forth in this Paragraph III.5.

               (b) Holders of shares of Preferred Stock so converted may deliver to the Corporation at its principal office (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to such holders) during its usual business hours, the certificate or certificates for the shares so converted. As promptly as practicable thereafter, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled, together with any cash dividends and payment in lieu of fractional shares to which such holder may be entitled pursuant to subparagraph III.5C. Until such time as a holder of shares of Preferred Stock shall surrender his or its certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which such holder shall be entitled upon the surrender thereof.

          6.  Redemption. The shares of Series B, Series C, Series C-1, Series D
              ----------
and Series E Preferred Stock shall be redeemed as follows:

          6A. Mandatory Redemption. At any time after August 31, 2004, upon the
              --------------------
written request (the "Request") of the holders of at least a majority of the then outstanding shares of Series B, Series C, Series C-1, Series D and Series E Preferred Stock calculated on an as converted basis and voting together as a single class, the Corporation shall redeem on each Redemption Date (as defined below) a number of shares of each of the Series B, Series C, Series C-1, Series D and Series E Preferred Stock equal to the lesser of (i) one-third the number of shares of each of the Series B, Series C, Series C-1, Series D and Series E Preferred Stock as are outstanding on the Initial Redemption Date and (ii) the total number of shares of each of the Series B Series C, Series C-1, Series D and Series E Preferred Stock outstanding on such Redemption Date. The "Initial Redemption Date" shall be the 60th day after the end of the first full calendar month after the date of the Request. A "Redemption Date" shall be each of the Initial Redemption Date and each of the first and second anniversary of the Initial Redemption Date. Any shares of Preferred Stock not redeemed by the Company on a Redemption Date shall retain all terms, rights and preferences as described hereunder until such time as such shares are converted or redeemed and such shares of Preferred Stock shall remain transferable by the holder thereof.

          6B. Redemption Price and Payment. The shares of Series B, Series C,
              ----------------------------
Series C-1, Series D and Series E Preferred Stock to be redeemed on any Redemption Date shall be redeemed by paying for each share in cash an amount equal to the applicable Original Issuance Price per share plus, in the case of each share, an additional amount representing any declared but unpaid dividends (such total amount with respect to each series being hereinafter referred to as the "Redemption Price" for such series). Such payment shall be made in full on the applicable Redemption Date to the holders entitled thereto.

          6C. Redemption Mechanics. At least twenty (20) but not more than
              --------------------
thirty (30) days prior to each Redemption Date, written notice (the "Redemption Notice") shall be given by the Corporation by delivery in person, by courier, by certified or registered mail, return receipt requested, facsimile, telecopier or telex, to each holder of record (at the close of business on the business day next preceding the day on which the Redemption Notice is given) of shares of Series B, Series C, Series C-1, Series D or Series E Preferred Stock notifying such holder of the redemption and specifying the applicable Redemption Price, such Redemption Date, the number of shares of Series B, Series C, Series C-1, Series D or Series E Preferred Stock to be redeemed from such holder (computed on a pro rata basis in accordance with the number of such shares held by all holders thereof) and the place where said Redemption Price shall be payable. The Redemption Notice shall be addressed to each holder at his address as shown by the records of the Corporation. From and after the close of business on a Redemption Date, unless there shall have been a default in the payment of the applicable Redemption Price, all rights of holders of shares of Series B, Series C, Series C-1, Series D and Series E Preferred Stock (except the right to receive the applicable Redemption Price) shall cease with respect to the shares to be redeemed on such Redemption Date, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series

B, Series C, Series C-1, Series D and Series E Preferred Stock on a Redemption Date are insufficient to redeem the total number of shares of Series B, Series C, Series C-1, Series D and Series E Preferred Stock to be redeemed on such Redemption Date, the holders of such shares shall share ratably in any funds legally available for redemption of such shares according to the respective amounts which would be payable to them if the full number of shares to be redeemed on such Redemption Date were actually redeemed. The shares of Series B, Series C, Series C-1, Series D and Series E Preferred Stock required to be redeemed but not so redeemed shall remain outstanding and entitled to all rights and preferences provided herein. At any time thereafter when additional funds of the Corporation are legally available for the redemption of such shares of Series B, Series C, Series C-1, Series D and Series E Preferred Stock, such funds will be used, at the end of the next succeeding fiscal quarter, to redeem the balance of such shares, or such portion thereof for which funds are then legally available, on the basis set forth above.

          6D.  Redeemed or Otherwise Acquired Shares to be Retired. Any shares
               ---------------------------------------------------
of Series B, Series C, Series C-1, Series D or Series E Preferred Stock redeemed pursuant to this Paragraph III.6 or otherwise acquired by the Corporation in any manner whatsoever shall be canceled and shall not under any circumstances be reissued, and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Series B, Series C, Series C-1, Series D and Series E Preferred Stock.

          7.   Amendments. No provision of these Articles may be amended,
               ----------
modified or waived without the written consent or affirmative vote of the holders of a majority of the then outstanding shares of Series B, Series C, Series C-1, Series D and Series E Preferred Stock, voting together as class, subject to the provisions of paragraph III.4.

     VII.  COMMON STOCK
           ------------

          1.  Priority. All preferences, voting powers, relative, participating,
              --------
optional or other special rights and privileges, and qualifications, limitations or restrictions of the Common Stock are expressly made subject to and subordinate to those that may be fixed with respect to the Preferred Stock.

          2.  Voting Rights. Each holder of record of Common Stock shall be
              -------------
entitled to one vote for each share of Common Stock standing in his name on the books of the Corporation. Except as otherwise provided by these Articles or by law, the holders of Common Stock and the holders of Preferred Stock shall vote together as a single class on all matters as to which the Common Stock is entitled to vote.

          3.  Dividends. Subject to provisions of law, these Articles, and the
              ---------
rights of the Preferred Stock, the holders of Common Stock shall be entitled to receive dividends out of funds legally available therefor at such times and in such amounts as the Board of Directors may determine in its sole discretion.

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          4.  Liquidation. Upon any liquidation, dissolution or winding up of
              -----------
the Corporation, whether voluntary or involuntary, after the payment or provision for payment of all debts and liabilities of the Corporation and all preferential amounts to which the holders of the Preferred Stock are entitled with respect to the distribution of assets in liquidation, the holders of Common Stock shall be entitled to share ratably in the remaining assets of the Corporation available for distribution, subject to the provisions of Paragraph III.3.


     VIII.  LIMITATION OF LIABILITY.  To the fullest extent permitted by the
            -----------------------
Delaware General Corporation Law as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.


     IX.  ABILITY TO AMEND BYLAWS.  Except as otherwise provided in this
          -----------------------
Certificate of Incorporation, the Board of Directors may from time to time make, amend, supplement or repeal the Bylaws; provided, however, that the shareholders may change or repeal any Bylaw adopted by the Board of Directors by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation (considered for this purpose as one class), except as otherwise provided in this Certificate of Incorporation. No amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement thus adopted by the shareholders.

IN WITNESS WHEREOF, I have executed this Certificate of Incorporation this the 22nd day of June, 2000.

                                         /s/ Donald R. Reynolds
                                         ------------------------
                                         Donald R. Reynolds, Esq., Incorporator

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